UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 N. Gould Street, Suite R Sheridan. WY	82801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 814 7184

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 11, 2025, Tom Symonds resigned as our Chief Executive Officer and member of our board of directors. There was no known disagreement with Mr. Symonds on any matter relating to our operations, policies, or practices.

On June 11, 2025, we appointed Stephen Morris as the Chief Executive Officer of our company.

The employment history for Mr. Morris is provided for in our Current Report on Form 10-Q for the quarterly period ending March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025, which is incorporated herein by reference.

Mr. Morris has material direct or indirect interests in transactions with us over the last two years, as provided for in our Current Report on Form 10-Q for the quarterly period ending March 31, 2025, filed with the Securities and Exchange Commission on May 15, 2025, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2025	Bubblr, Inc.

	By:	/s/ Stephen Morris
	Name: Title:	Stephen Morris Chief Executive Officer